UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington,  DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 14, 2014

Reading International, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	1-8625	95-3885184
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Center Drive, Suite 900, Los Angeles, California		90045
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (213) 235-2240

Former Address

500 Citadel Drive, Suite 300

Commerce, California 90040

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 14, 2014, the Board of Directors of Reading International, Inc. (“Reading”) amended Reading’s bylaws to increase the size of the Board of Directors from nine (9) to ten (10) members and elected Guy W. Adams to fill the resultant vacancy.

Mr. Adams, 62, is a Managing Member of GWA Capital Partners, LLC, a registered investment adviser managing GWA Investments, LLC. The fund invests in various publicly traded securities.   Mr. Adams is an activist investor, having participated in successful proxy contests at Lone Star Steakhouse & Saloon, Mercer International and Exar Corporation.  Over the past ten years, Mr. Adams has served as an independent director on the Boards of Directors of each of these companies, as well as serving as the lead outside director for Vitesse Semiconductors.  Prior to this Mr. Adams provided investment advice to various family offices as well as investing his own capital in public and private equity transactions.

Mr. Adams received his Bachelor of Science degree in Petroleum Engineering from Louisiana State University and his Masters of Business Administration from Harvard Graduate School of Business Administration.

Mr. Adams brings many years of experience serving as an independent director on public company boards, and in investing and providing financial advice in making  investments in public companies.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed above, Board of Directors of Reading has amended Reading’s bylaws increasing the number of directors from 9 to 10.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

READING INTERNATIONAL, INC.

Date: January 17, 2014	By:	/s/ Andrzej Matyczynski
	Name:	Andrzej Matyczynski
	Title:	Chief Financial Officer